EXHIBIT 99.1

Hallador Energy Acquires 460 MW of Siemens Turbines for $350 Million, Accelerating Merom Natural Gas Generation Project

Targeted to Begin Generating Revenue Between Late 2028 and Mid-2029 Following Siemens Restoration at U.S. Facilities.

Hallador to Host Conference Call Tomorrow, June 2, at 8:30 a.m. Eastern Time

TERRE HAUTE, Ind., June 1, 2026 – Hallador Energy Company (Nasdaq: HNRG) (“Hallador” or the “Company”) today announced that it has entered into an Asset Purchase Agreement (“APA”) with Energy World Corporation (ASX:EWC) to acquire approximately 460 MW of Siemens gas turbines, generators, a steam turbine, and ancillary equipment for a total purchase price of $350 million, or approximately $760/kW. Hallador will also incur incremental costs for transportation, refurbishment, insurance, and logistics of approximately $100 million in connection with the delivery of the equipment to Siemens USA and then on to its Merom site. The turbines have never been previously fired and are being acquired at what the company believes to be an attractive valuation to comparable new equipment alternatives, particularly given the current delivery windows for new turbines.

The acquisition’s delivered price of $450 million represents more than half the estimated total project cost for Hallador’s proposed Merom simple cycle natural gas-fired combustion turbine  project, which is currently advancing through MISO’s ERAS interconnection process. The transaction secures critical long-lead time equipment in a market characterized by significant supply constraints and extended lead times for new turbine deployment.

“This is an important advancement for Hallador,” said Brent Bilsland, Chairman and Chief Executive Officer. “Until you have equipment, you don’t have a project. We now have Siemens equipment — at what we believe is the right price, at the right time, and in a supply environment where availability has become increasingly limited. We are not waiting for turbines to be built; this equipment already exists. We believe securing equipment at this stage meaningfully reduces development timing risk and strengthens our positioning as we advance through the MISO expedited interconnection process.

“More broadly, this acquisition represents a meaningful step in Hallador’s evolution toward a more diversified, multi-fuel generation platform capable of serving the growing demand for reliable, dispatchable power in MISO Zone 6. We continue to see increasing interest from utilities and large-load customers seeking long-term power solutions in the region, and we believe this project positions Hallador to participate in that demand growth over time. If the project advances as currently anticipated, we believe the facility could begin generating revenue and cash flow between late 2028 and mid-2029.”

Financing

Hallador believes it is well positioned to finance the acquisition in accordance with the terms of the APA, which adheres to the Company’s stated goal of managing capital at risk prior to completing the MISO Expedited Resource Addition Study (ERAS). As of March 31, 2026, the Company had no outstanding bank debt and maintained a $120 million credit facility. The Company’s recently expanded portfolio of long-term agreements, including its previously announced 12-year capacity agreement valued at over $1 billion, materially enhances revenue visibility and supports the Company’s financing capacity. Hallador’s contracted sales book has grown meaningfully in 2026 to over $2.1 billion, further strengthening the Company’s financial position. The Company expects to pursue a combination of project-level and structured financing alternatives designed to preserve financial flexibility and minimize equity dilution while advancing the project.

Path Forward

Hallador is pursuing the proposed Merom project along the following path: (1) secure generating equipment (completed); (2) commence the MISO ERAS interconnection study (imminent); (3) continue marketing the proposed project’s output under long-term power purchase agreements (ongoing); and (4) upon completion of the MISO ERAS study, anticipated in September 2026, make a final investment decision.

Hallador retains the optionality to determine the path forward that best creates value for shareholders, including advancing the full project, selling the project together with the equipment, or selling the equipment on a standalone basis. Any decision remains subject to the receipt and evaluation of a Generator Interconnection Agreement (“GIA”) from MISO, long-term offtake agreements, financing arrangements, permitting, engineering, and other customary project development milestones.

Mr. Bilsland added, “We believe we have meaningfully de-risked the ERAS opportunity by securing the equipment at an attractive price and on a timeline that aligns with our expected GIA receipt. Combined with our advancing MISO interconnection efforts and our growing sales book, we believe we are building a stronger platform from which to accelerate the next phase of Hallador’s growth.”

Conference Call and Webcast

Hallador management will host a conference call tomorrow, June 2, 2026, at 8:30 a.m. Eastern time to discuss the transaction, followed by a question-and-answer period.

Date: Tuesday, June 2, 2026

Time: 8:30 a.m. Eastern time

Dial-in registration link: here

Live webcast registration link: here

The conference call will also be broadcast live and available for replay in the investor relations section of the Company’s website at www.halladorenergy.com.

More information regarding the APA will be filed via 8-K with the SEC tomorrow and can subsequently be found in the investor relations section of the Company’s website.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “guidance,” “target,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. Forward-looking statements include, without limitation, those relating to the completion of the proposed natural gas project at Merom, receipt of a favorable GIA from MISO, the execution of long-term offtake agreements, project financing, and the Company’s ability to generate revenue from the project beginning in late 2028 or mid-2029. Forward-looking statements are based on current expectations and assumptions and analyses made by Hallador and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in Hallador’s annual report on Form 10-K for the year ended December 31, 2025, and other Securities and Exchange Commission filings. Hallador undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

About Hallador Energy Company

Hallador Energy Company (Nasdaq: HNRG) is a vertically integrated Independent Power Producer (IPP) based in Terre Haute, Indiana. The Company has two core businesses: Hallador Power Company, LLC, which produces electricity and provides accredited capacity at its one-Gigawatt (GW) Merom Generating Station, and Sunrise Coal, LLC, which produces and supplies fuel to the Merom Generating Station and other companies. To learn more about Hallador, visit the Company’s website at http://www.halladorenergy.com.

Company Contact

Todd E. Telesz

Chief Financial Officer

TTelesz@halladorenergy.com

Investor Relations Contact

Sean Mansouri, CFA

Elevate IR

(720) 330-2829

HNRG@elevate-ir.com